EXHIBIT 23.7
                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

               Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person about to become a director of Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"), in the Company's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission pursuant to the Act.

Dated:  January 17, 1997                     /s/ CHRISTIAN J. BOON FALLEUR
                                                 Christian J. Boon Falleur